                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 7, 1995, except as to Notes 2, 3, 9 and 12, regarding the trading losses and Sunbelt Nursery Group, Inc., as to which the date is February 29, 1996, relating to the financial statements of Pier 1 Imports, Inc., which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 7, 1995, except as to Notes 2, 3, 9 and 12, regarding trading losses and Sunbelt Nursery Group, Inc., as to which the date is February 29, 1996, appearing in Item 8 of Pier 1 Imports, Inc.'s Annual Report on Form 10-K for the year ended March 2, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Fort Worth, Texas

September 17, 1996